Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2024 in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-275205) and related Prospectus of MoneyHero Limited.

/s/ Ernst & Young

Hong Kong, The People’s Republic of China

May 17, 2024